UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 20, 2023

SR BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41808	92-2601722
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

220 West Union Avenue, Bound Brook, New Jersey	08805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 560-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

SR Bancorp, Inc. (the “Company”), the holding company for Somerset Regal Bank announced today that the closing of the conversion of Somerset Savings Bank from the mutual to stock form of organization and the completion of the related stock offering by the Company both occurred on September 19, 2023.

Following the completion of the conversion and related stock offering, Regal Bancorp, Inc. a New Jersey corporation (“Regal Bancorp”), merged with and into the Company, with the Company as the surviving entity (the “Merger”).  Immediately following the Merger, Regal Bank, a New Jersey chartered commercial bank headquartered in Livingston, New Jersey and the wholly-owned subsidiary of Regal Bancorp, merged with and into Somerset Savings Bank, which converted to a commercial bank charter and was renamed Somerset Regal Bank.  In connection with the Merger, each outstanding share of Regal Bancorp common stock was converted into the right to receive $23.00 in cash.

For more information about the stock offering, see the press release, dated September 20, 2023, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No. Description

99.1	Press Release dated September 20, 2023.

104.1	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SR BANCORP, INC.

DATE: September 20, 2023	By:	/s/William P. Taylor
William P. Taylor
Chairman of the Board and Chief Executive Officer